Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30515, 333-106092, 333-117773, 333-138208 and 333-138212 on Forms S-8 and 333-140289 on Form S-4 of TIB Financial Corp. of our report dated March 8, 2007, appearing in this annual report on Form 10-K of TIB Financial Corp. for the year ended December 31, 2006.

Date:	/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Fort Lauderdale, Florida March 8, 2007